UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 31, 2020

AVNET, INC.
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code.)

N/A

(Former name or former address, if changed since last report.)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $1.00 per share	AVT	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securitization Program

On July 31, 2020, Avnet, Inc. (the “Company”) and Avnet Receivables Corporation, a wholly owned subsidiary of the Company (“ARC”), entered into: (a) Amendment No. 2 to the Fourth Amended and Restated Receivables Purchase Agreement, dated August 16, 2018, as amended (the “Receivables Purchase Agreement”), with Wells Fargo Bank, N.A., as agent, and the financial institutions and companies party thereto (the “RPA Amendment”) and (b) Amendment No. 1 to the Second Amended and Restated Receivables Sale Agreement, dated August 16, 2018 (the “RSA Amendment”). Collectively, the RPA Amendment and RSA Amendment are referred to as the “Securitization Program Amendments”, and relate to the Company’s trade accounts receivable securitization program (the “Securitization Program”), which was due to expire on August 19, 2020.

Under the terms of the Securitization Program Amendments, the term of the Securitization Program was extended to July 30, 2021 and the amount of undivided interests in eligible receivables that ARC may sell pursuant to the Receivables Purchase Agreement was reduced from $500,000,000 to $450,000,000. These amendments also eliminated the amortization event relating to a breach of certain financial covenants, increased the applicable spread on borrowings from 0.75% to 1.05% and increased the unused fee rate from a range of 0.25% to 0.35% to a range of 0.30% to 0.40% depending on the outstanding borrowings under the Securitization Program.

Credit Facility

On August 4, 2020, the Company and Avnet Holding Europe BVBA, a subsidiary of the Company, entered into Amendment No. 1 to the Amended and Restated Credit Agreement, dated June 28, 2018 (the “Credit Agreement”), with Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Credit Amendment”). The Credit Agreement is scheduled to mature on June 28, 2023.

Under the terms of the Credit Amendment, the two financial covenants under Section 7.10 were amended. As revised, (a) the minimum Consolidated Interest Coverage Ratio was temporarily reduced from 3:1 to 2.5: 1 for each four fiscal quarter period ending on or around September 30, 2020 through and including June 30, 2021 and (b) the maximum Consolidated Leverage Ratio was temporarily increased from 4:1 to a range of up to 5.25:1 commencing in the four fiscal quarter period ending on or around September 30, 2020 through the four fiscal quarter period ending on or around September 30, 2021. In addition, the Credit Amendment included temporary increases to the applicable interest rates if the Company’s debt ratings fall below certain levels; included an add-back to the formula for Consolidated EBITDA of up to $100,000,000 for restructuring charges, reserves or integration costs or expenses incurred or accrued from June 28, 2020 through June 30, 2021; and permits the Company to maintain existing dividend levels subject to compliance with a maximum leverage ratio during the period from August 3, 2020 to the date on which the Company is confirmed to be in compliance with its financial covenants for the fiscal quarter ending on or around December 31, 2021.

As of June 27, 2020, the Company was in compliance with the Credit Agreement’s financial covenants. The Company entered into the Credit Amendment to ensure adequate liquidity to maintain its normal operations in the face of continuing uncertainty related to the scope, duration and ultimate impact of the COVID-19 pandemic on the Company’s business, results of operations and financial condition.

The Securitization Program Amendments and the Credit Amendment are collectively referred to as the “Amendments.” The descriptions of the Amendments set forth above are only a summary of their material terms and do not purport to be complete, and are qualified in their entirety by reference to the full and complete terms contained in the RPA Amendment, RSA Amendment and the Credit Amendment, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K, respectively, and incorporated into this Item 1.01 by reference. The Amendments are not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Amendments were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Some or all of the parties to the Amendments, or their affiliates, have in the past provided investment or commercial banking services to the Company and its affiliates for which they received customary fees and expenses and they may provide similar services in the future.

Item 2.02 Results of Operations and Financial Condition.

On August 6, 2020, the Company issued a press release announcing its fourth quarter and year end results of operations for fiscal 2020. A copy of the press release is attached hereto as Exhibit 99.1.

The information under Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 except as shall be expressly set forth in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required hereunder is provided under Item 1.01 above relating to the Securitization Program and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2020, the Company issued a press release announcing that William J. Amelio, the Company’s Chief Executive Officer and member of the Company’s Board of Directors, was leaving both roles, effective immediately. The Company also announced that Philip R. Gallagher will serve as the Company’s Interim Chief Executive Officer.

Mr. Gallagher, age 59, has served as the Company’s President, Electronic Components since August 2018, and has previously served as the Company’s Global President, Core Distribution Business from May 2017 to August 2018.  Mr. Gallagher has held a number of executive leadership positions in sales, marketing and operations at the Company, including  as Global President of Technology Solutions from 2009 to 2014. He left the Company in 2014, and served as President, Americas Sales and Marketing at TTI, a leading authorized distributor of interconnect, passive, electromechanical and discrete components, from 2016 to 2017, before rejoining the Company in May 2017.

No family relationships exist between Mr. Gallagher and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Gallagher and any other person pursuant to which Mr. Gallagher was selected as the Interim Chief Executive Officer, nor are there any transactions to which the Company is or was a participant in which Mr. Gallagher has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K.

The Company expects to pay Mr. Amelio severance pursuant to the terms of his September 1, 2016 employment letter agreement, which was attached as Exhibit 10.1 to the Form 8-K filed by the Company on September 7, 2016.

Item 8.01. Other Events.

On August 3, 2020, the Company issued a press release announcing the appointment of Mr. Gallagher as Interim Chief Executive Officer and Mr. Amelio’s departure from the Company. A copy of the press release is furnished as Exhibit 99.2 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Amendment No. 2 to the Fourth Amended and Restated Receivables Purchase Agreement, dated July 31, 2020, among Avnet, Inc., Avnet Receivables Corporation, Wells Fargo Bank, N.A., as agent, and the companies and financial institutions party thereto.

10.2	Amendment No. 1 to the Second Amended and Restated Receivables Sale Agreement, dated July 31, 2020, among Avnet, Inc. and Avnet Receivables Corporation.

10.3	Amendment No. 1 to the Amended and Restated Credit Agreement, dated August 4, 2020, among Avnet, Inc, Avnet Holding Europe BVBA, Bank of America, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release, dated August 6, 2020.

99.2	Press Release Issued by the Company on August 3, 2020 to announce the appointment of Mr. Gallagher as Interim Chief Executive Officer and Mr. Amelio’s departure from the Company

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2020	AVNET, INC.

	By:	/s/ Thomas Liguori
Name: Thomas Liguori
Title: Chief Financial Officer